SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                December 31, 2005


                             PHASE III MEDICAL, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


                   0-10909                              22-2343568
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           Commission File Number                      IRS Employer
                                                     Identification No.


           330 SOUTH SERVICE ROAD, SUITE 120, MELVILLE, NEW YORK 11747
           -----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                  631-574-4955
                                  ------------
                          Registrant's Telephone Number

           -----------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below): N/A



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Item 2.03.  Creation of a Direct Financial  Obligation or an Obligation under an
            Off-Balance Sheet Arrangement of a Registrant

     On December 31, 2005, January 6, 2006 and January 13, 2006, the Registrant, entered into Subscription Agreements (the "Agreement") with certain accredited investors and consummated the sale of Units consisting of Convertible Promissory Notes and detachable warrants under Regulation D under the Securities Act of 1933, as amended. Gross proceeds raised were $250,000 on December 31, 2005, $137,500 on January 6, 2006 and $50,000 on January 13, 2006, totaling to date an aggregate of $437,500 in gross proceeds.

     Each Unit was comprised of: (a) a nine month note in the principal amount of $25,000 bearing 9% simple interest, payable semi-annually, with the 2nd payment paid upon maturity, convertible into shares of the Company's common stock, $.001 par value (the "Common Stock") at a conversion price of $.06 per share; and (b) 416,666 detachable three year Warrants, each for the purchase of one share of Common Stock at an exercise price of $.12 per share.

     The Notes are subject to mandatory conversion by the Company if the closing price of the Common Stock has been at least $.18 for a period of at least 10 consecutive trading days prior to the date on which notice of conversion is sent by the Company to the holders of the Promissory Notes, and if the underlying shares are then registered for resale with the SEC.

     Holders of the Units are entitled to certain registration rights. The Company will, promptly following the last closing date, endeavor to file a Registration Statement with the SEC to include the shares of Common Stock underlying the Promissory Notes, the shares of Common Stock underlying the Warrants, the shares of Common Stock issued to the Placement Agent as its fee (the "Placement Agent Shares") and the shares of Common Stock underlying the warrants (the "Placement Agent Warrants") issued to the Placement Agent in payment of its fee. In the event that the Registration Statement is not declared effective by the SEC as of the six-month anniversary of the last closing date, the conversion price of the Promissory Notes and the exercise price of the Warrants shall be decreased by five percent for each 30-day period that the Registration Statement is not declared effective by the SEC; provided, however, that in no event shall the conversion price of the Promissory Notes and the exercise price of the Warrants be decreased pursuant to the operation of this provision to an amount that is less than $.04 and $.10 respectively

     The Company paid to WestPark Capital, Inc. (the "Placement Agent") a commission (i) in cash equal to 10% of the aggregate principal amount of the Promissory Notes sold ($43,750); (ii) 437,500 shares of common stock; and (iii) a warrant to purchase 729,166 shares of the Company's common stock. The Placement Agent was also reimbursed for certain expenses.



Item 9.01.  Financial Statements and Exhibits.

(c)     Exhibits

        Exhibit 10.1    Form of Convertible Promissory Note.

        Exhibit 99.1    Form of Warrant.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PHASE III MEDICAL, INC.



                                    By: /s/ Mark Weinreb
                                        ----------------
                                        Mark Weinreb
                                        President




     Dated: January 18, 2006









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